EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CTAM@alpha-ir.com
Traded: OTCQB (CTAM)

FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 13, 2017

 A. M. CASTLE & CO. REPORTS POST-EMERGENCE RESULTS
Restructured Company Achieves Positive EBITDA
OAK BROOK, IL, November 13, 2017 - A. M. Castle & Co. (OTCQB: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported financial results for the one-month period following the emergence from bankruptcy and the two-month period that preceded. The Company emerged from bankruptcy proceedings on August 31, 2017 (the "Effective Date"), having successfully restructured its balance sheet and substantially reduced its debt burden and cash interest costs under its Amended Prepackaged Joint Chapter 11 Plan of Reorganization (the "Plan"). As a result, the key highlights of the Company's performance below are for the period after the Effective Date, September 1, 2017 through September 30, 2017.
September 2017 Highlights:

•	Net sales of $41.7 million

•	Net loss of $0.8 million, including $1.4 million of interest expense, $1.0 million of which was non-cash, and $2.1 million of other income attributable mainly to foreign currency gains

•	Achieved EBITDA of $1.4 million
President and CEO Steve Scheinkman commented “We are pleased to have completed the Plan set in motion in April, having successfully emerged from bankruptcy on August 31. We are excited about our new and legacy financial partners as Castle is now largely held by a small group of stakeholders holding both convertible debt and equity in the new structure, along with significant representation on the Board. We expect this new structure will serve the Company and its constituents well in the future. Throughout the bankruptcy process, we achieved the timeline we originally set forth while fulfilling all of our commitments, namely maintaining strong relationships with our customer base and paying our vendors on time and in full.”
Executive Vice President and CFO Pat Anderson added, “As a result of the reorganization, our debt and cash interest burden has been significantly reduced, providing increased free cash flow to fund our operations. Our new, more favorable debt structure consists of a $125 million asset based lending facility and $164.9 million second lien long term convertible debt, the majority of which was held by a small group of shareholders as of the Effective Date. Our annual cash interest expense as of the Effective Date was approximately $4 million, which consists only of cash interest on our asset based lending agreement as interest on our convertible debt is paid-in-kind for the first 12 months. This represents a decrease of nearly 90% from approximately $36 million of cash interest expense per year prior to the reorganization.”
Anderson continued, “With this new, improved balance sheet, we will be able to invest further in both organic and strategically acquired revenue growth, capital investments, and innovation for our customers.”
Scheinkman concluded, “During the successful reorganization effort we began in April of this year, our sales volumes have increased compared to the same periods last year while we lowered operating expenses and improved our margins. We are pleased to have achieved positive EBITDA in September during our first month as a reorganized company despite the period only having 19 shipping days and being impacted by the normal end of summer seasonality. While we are cautious heading into the seasonally-slow year end months, where volumes are traditionally lower, we look forward to expanding on the positive operating performance

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we saw over the last few periods. Lastly, thank you to all of those who have supported Castle through this process, especially our employees, management team, business associates and financial stakeholders.”
Presentation of Predecessor and Successor Financial Results
The Company adopted fresh-start reporting as of the Effective Date, the date the Company's Plan became effective and the Company emerged from its Chapter 11 cases. As a result of the application of fresh-start reporting, the Company’s financial statements for periods prior to the Effective Date are not comparable to those for periods subsequent to the Effective Date. References to “Successor” refer to the Company on or after the Effective Date. References to “Predecessor” refer to the Company prior to the Effective Date. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year. References such as the “Company,” “we,” “our” and “us” refer to A.M. Castle & Co. and its subsidiaries, whether Predecessor and/or Successor, as appropriate.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol "CTAM".
Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net income (loss) and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net income (loss) and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the second quarter ended June 30, 2017 and the third quarter ended September 30, 2017, which we will file shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified

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in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	Successor	Predecessor
(Dollars in thousands, except per share data)	September 1, 2017 Through September 30, 2017	July 1, 2017 Through August 31, 2017	Three Months Ended September 30, 2016
Unaudited

Net sales	$41,725	$81,518	$124,893
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	31,482	63,406	92,406
Warehouse, processing and delivery expense	5,972	12,277	19,561
Sales, general, and administrative expense	4,846	10,048	16,820
Restructuring expense	—	398	912
Depreciation and amortization expense	502	2,391	3,845
Total costs and expenses	42,802	88,520	133,544
Operating loss	(1,077)	(7,002)	(8,651)
Interest expense, net	1,408	2,602	8,743
Financial restructuring expense	—	424	—
Unrealized gain on embedded debt conversion option	—	—	(6,285)
Other (income) expense, net	(2,078)	(823)	6,250
Reorganization items, net	128	(80,033)	—
(Loss) income from continuing operations before income taxes and equity in losses of joint venture	(535)	70,828	(17,359)
Income tax expense (benefit)	286	(1,395)	903
(Loss) income from continuing operations before equity in losses of joint venture	(821)	72,223	(18,262)
Equity in losses of joint venture	—	—	(36)
(Loss) income from continuing operations	(821)	72,223	(18,298)
Loss from discontinued operations, net of income taxes	—	—	(1,688)
Net (loss) income	$(821)	$72,223	$(19,986)

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.41)	$2.27	$(0.57)
Discontinued operations	—	—	(0.05)
Net basic and diluted (loss) earnings per common share	$(0.41)	$2.27	$(0.62)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS CONTINUED	Successor	Predecessor
(Dollars in thousands, except per share data)	September 1, 2017 Through September 30, 2017	January 1, 2017 Through August 31, 2017	Nine Months Ended September 30, 2016
Unaudited

Net sales	$41,725	$353,926	$419,433
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	31,482	266,495	323,808
Warehouse, processing and delivery expense	5,972	50,314	63,772
Sales, general, and administrative expense	4,846	39,139	51,486
Restructuring expense	—	566	14,674
Depreciation and amortization expense	502	10,150	12,498
Total costs and expenses	42,802	366,664	466,238
Operating loss	(1,077)	(12,738)	(46,805)
Interest expense, net	1,408	23,402	28,711
Financial restructuring expense	—	7,024	—
Unrealized loss (gain) on embedded debt conversion option	—	146	(7,569)
Debt restructuring loss, net	—	—	6,562
Other (income) expense, net	(2,078)	(3,582)	4,587
Reorganization items, net	128	(74,531)	—
(Loss) gain from continuing operations before income taxes and equity in losses of joint venture	(535)	34,803	(79,096)
Income tax expense (benefit)	286	(1,387)	1,099
(Loss) income from continuing operations before equity in losses of joint venture	(821)	36,190	(80,195)
Equity in losses of joint venture	—	—	(4,177)
(Loss) income from continuing operations	(821)	36,190	(84,372)
Income from discontinued operations, net of income taxes	—	—	6,246
Net (loss) income	$(821)	$36,190	$(78,126)

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.41)	$1.12	$(3.02)
Discontinued operations	—	—	0.22
Net basic and diluted (loss) earnings per common share	$(0.41)	$1.12	$(2.80)

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Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:	Successor
September 1, 2017 Through September 30, 2017
(Dollars in thousands)
Unaudited

Net loss, as reported	$(821)
Depreciation and amortization expense	502
Interest expense, net	1,408
Income tax expense benefit	286
EBITDA	1,375
Non-GAAP adjustments (a)	(964)
Adjusted EBITDA	$411
(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	Successor
(Dollars in thousands)	September 1, 2017 Through September 30, 2017
Unaudited

Net loss, as reported	$(821)
Non-GAAP adjustments:
Reorganization items, net(a)	128
Share-based compensation expense	215
Foreign exchange gain on intercompany loans	(1,307)
Non-GAAP adjustments to arrive at Adjusted EBITDA	(964)
Non-cash interest expense	1,024
Total non-GAAP adjustments	60
Tax effect of adjustments	—
Adjusted non-GAAP loss	$(761)

(a) Reorganization items, net includes expenses and income directly associated with the chapter 11 proceedings, as well as adjustments to reflect the carrying value of liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined. For the period September 1, 2017 through September 30, 2017, amount was comprised of legal and other professional fees.

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CONDENSED CONSOLIDATED BALANCE SHEETS	Successor	Predecessor
(In thousands, except par value data)	September 30, 2017	December 31, 2016
Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$11,116	$35,624
Accounts receivable, less allowances of $422 and $1,945, respectively	76,802	64,385
Inventories	154,321	146,603
Prepaid expenses and other current assets	16,223	10,141
Income tax receivable	388	433
Total current assets	258,850	257,186
Goodwill and intangible assets, net	8,175	4,101
Prepaid pension cost	9,518	8,501
Deferred income taxes	—	381
Other noncurrent assets	823	9,449
Property, plant and equipment:
Land	5,940	2,070
Buildings	22,017	37,341
Machinery and equipment	29,693	125,836
Property, plant and equipment, at cost	57,650	165,247
Accumulated depreciation	(502)	(115,537)
Property, plant and equipment, net	57,148	49,710
Total assets	$334,514	$329,328
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$47,170	$33,083
Accrued and other current liabilities	14,586	19,854
Income tax payable	—	209
Short-term borrowings	3,581	—
Current portion of long-term debt	118	137
Total current liabilities	65,455	53,283
Long-term debt, less current portion	244,347	286,459
Deferred income taxes	1,785	—
Build-to-suit liability	9,973	12,305
Other noncurrent liabilities	3,931	5,978
Pension and postretirement benefit obligations	6,395	6,430
Commitments and contingencies
Stockholders’ equity (deficit):
Predecessor preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred, $0.00 par value); no shares issued and outstanding at December 31, 2016	—	—
Predecessor common stock, $0.01 par value—60,000 shares authorized; 32,768 shares issued and 32,566 outstanding at December 31, 2016	—	327
Successor common stock, $0.01 par value—200,000 Class A shares authorized with 3,734 shares issued and 2,000 outstanding at September 30, 2017	20	—
Predecessor additional paid-in capital	—	244,825
Successor additional paid-in capital	5,791	—
Accumulated deficit	(821)	(253,291)
Accumulated other comprehensive loss	(2,362)	(25,939)
Treasury stock, at cost—no shares at September 30, 2017 and 202 shares at December 31, 2016	—	(1,049)
Total stockholders’ equity (deficit)	2,628	(35,127)
Total liabilities and stockholders’ equity (deficit)	$334,514	$329,328

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Successor	Predecessor
(Dollars in thousands)	September 1, 2017 Through September 30, 2017	January 1, 2017 Through August 31, 2017	Nine Months Ended September 30, 2016
Unaudited
Operating activities:
Net (loss) income	$(821)	$36,190	$(78,126)
Less: Income from discontinued operations, net of income taxes	—	—	6,246
(Loss) income from continuing operations	(821)	36,190	(84,372)
Adjustments to reconcile (loss) income from continuing operations to net cash (used in) from operating activities of continuing operations:
Depreciation and amortization	502	10,150	12,498
Amortization of deferred gain	(9)	(56)	(92)
Amortization of deferred financing costs and debt discount	73	3,810	4,258
Debt restructuring loss, net	—	—	6,562
Loss from lease termination	—	—	4,452
Unrealized loss (gain) on embedded debt conversion option	—	146	(7,569)
Non-cash reorganization items, net	—	(87,107)	—
Loss on sale of property, plant and equipment	—	7	1,720
Unrealized gain on commodity hedges	—	—	(813)
Unrealized foreign currency transaction (gain) loss	(1,292)	(4,439)	2,484
Equity in losses of joint venture	—	—	4,141
Noncash interest paid in kind	951	—	—
Deferred income taxes	—	(953)	113
Share-based compensation expense	215	630	916
Other, net	75	593	679
Changes in assets and liabilities:
Accounts receivable	(3,658)	(6,061)	(5,128)
Inventories	(784)	(2,703)	34,780
Prepaid expenses and other current assets	(3,050)	(3,100)	(301)
Other noncurrent assets	567	1,664	(302)
Prepaid pension costs	(168)	(849)	(406)
Accounts payable	235	8,602	6,026
Income tax payable and receivable	174	(340)	198
Accrued and other current liabilities	523	(6,002)	8,604
Pension and postretirement benefit obligations and other noncurrent liabilities	(93)	(471)	865
Net cash used in operating activities of continuing operations	(6,560)	(50,289)	(10,687)
Net cash used in operating activities of discontinued operations	—	—	(6,907)
Net cash used in operating activities	(6,560)	(50,289)	(17,594)
Investing activities:
Proceeds from sale of investment in joint venture	—	—	31,550
Capital expenditures	(924)	(2,850)	(2,431)
Proceeds from sale of property, plant and equipment	5	619	2,829
Change in cash collateralization of letters of credit	—	7,492	—
Net cash (used in) from investing activities of continuing operations	(919)	5,261	31,948
Net cash from investing activities of discontinued operations	—	—	53,570
Net cash (used in) from investing activities	(919)	5,261	85,518

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Successor	Predecessor
(Dollars in thousands)	September 1, 2017 Through September 30, 2017	January 1, 2017 Through August 31, 2017	Nine Months Ended September 30, 2016
Unaudited
Financing activities:
Proceeds from long-term debt including credit facilities	8,677	195,026	581,052
Repayments of long-term debt including credit facilities	(25)	(175,414)	(640,415)
Short-term (repayments) borrowings, net	(216)	3,797	—
Payments of debt restructuring costs	—	—	(8,677)
Payments of debt issue costs	—	(1,831)	—
Payments of build-to-suit liability	—	(3,000)	(687)
Net cash from (used in) financing activities	8,436	18,578	(68,727)
Effect of exchange rate changes on cash and cash equivalents	95	890	(292)
Net change in cash and cash equivalents	1,052	(25,560)	(1,095)
Cash and cash equivalents—beginning of period	10,064	35,624	11,100
Cash and cash equivalents—end of period	$11,116	$10,064	$10,005

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LONG-TERM DEBT
(Dollars In Thousands)	Successor	Predecessor
(Unaudited)	September 30, 2017	December 31, 2016

7.0% Convertible Notes due December 15, 2017	$—	$41
11.0% Senior Secured Term Loan Credit Facilities due September 14, 2018	—	99,500
12.75% Senior Secured Notes due December 15, 2018	—	177,019
5.25% Convertible Notes due December 30, 2019	—	22,323
5.00% / 7.00% Convertible Notes due August 31, 2022	165,896	—
Floating rate ABL Credit Facility due February 28, 2022	87,297	—
Other, primarily capital leases	316	96
Plus: derivative liability for embedded conversion feature	61,608	403
Less: unvested restricted 5.00% / 7.00% Convertible Notes due August 31, 2022	(2,334)	—
Less: unamortized discount	(68,318)	(7,587)
Less: unamortized debt issuance costs	—	(5,199)
Total long-term debt	244,465	286,596
Less: current portion	118	137
Total long-term portion	$244,347	$286,459

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